As filed with the Securities and Exchange Commission on August 10, 2001
                                                      Registration No. 333-57684
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 4

                                       TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CHARTER FINANCIAL CORP.
             (exact name of registrant as specified in its charter)

       United States                       6035              Application Pending
(state or other jurisdiction of      (Primary Standard          (IRS Employer
incorporation or organization) Classification Code Number) Identification No.) Identification No.)

                                c/o CharterBank
                                600 Third Avenue
                             West Point, GA 31833
                                 (706) 645-1391
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 ____________

                               Robert L. Johnson
                     President and Chief Executive Officer
                                  CharterBank
                               600 Third Avenue
                           West Point, Georgia 31833
                                (706) 645-1391
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 ____________

                                  Copies to:

        V. Gerard Comizio, Esq.                      John J. Spidi, Esq.
        Thacher Proffitt & Wood                    Malizia and Spidi, P.C.
 1700 Pennsylvania Ave, N.W., Ste. 800            1100 New York Avenue, N.W.
        Washington, D.C.  20006                         Suite 340 West
            (202) 347-8400                           Washington, DC 20005
                                                        (202) 434-4660



                                 ____________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box / X /
                               ---

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
   Title of each Class of       Amount to be         Proposed Maximum               Proposed Maximum         Amount of Registration
 Securities to be Registered    Registered(1)   Offering Price Per Share(2)   Aggregate Offering Price (2)           Fee(3)
-----------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             6,083,500               $10.00                      $60,835,000                   $15,209
       $.01 par value
===================================================================================================================================

(1) Includes the maximum number of shares that may be issued in connection with this offering.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) Fee previously paid.


The Registrant hereby amends this Registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Note
----

        This Amendment No. 4 to the Registration Statement on Form S-1 is being filed solely to update Exhibit 8.1 -- Opinion of Thacher Proffitt & Wood regarding federal tax matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.
SEC Registration Fee (1)...........................................  $   15,209
OTS application fee and registration...............................      14,400
NASD filing fee....................................................       5,000
Nasdaq National Market Listing Fee (2).............................      90,000
Printing, postage and mailing......................................     100,000
Legal fees and expenses............................................     400,000
Placement Agent's fees and commissions (3).........................     450,000
Placement Agent's expenses (excluding counsel fees)................      50,000
Placement Agent's counsel fees and expenses........................      75,000
Accounting fees and expenses.......................................     200,000
Appraiser's fees and expenses (including preparing business plan)..     100,000
Conversion agent fees and expenses.................................      15,000
Certificate printing...............................................      10,000
Blue Sky fees and expenses (including fees of counsel).............      10,000
Miscellaneous......................................................      15,391
                                                                     ----------
TOTAL..............................................................  $1,550,000
                                                                     ==========

_____________

(1) Expenses based upon the registration and sale of 6,083,500 shares each at $10.00 per share.
(2)  Based total shares outstanding of 23,000,000.
(3) Assumes 2.5% commission paid on sale of 4,600,000 shares and excluding ESOP shares and shares purchased by management.


Item 14.  Indemnification of Directors and Officers.

     12 C.F.R. Section 545.121 of OTS Regulations sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person become liable under a judgment if such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

     Indemnification shall be made to such individuals if (1) final judgments on the merits is in the individual's favor; or (2) in case of (i) settlement;
(ii) Final judgment against the individual, or (iii) final judgment in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

     The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

     In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect it and its officers, directors and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C
(S) 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

     Article XII of both the Charter Financial Corp.'s and CharterBank's Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Charter Financial Corp. or CharterBank for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These bylaw sections mirror OTS regulations as set forth above.

     Section 19 of the Bylaws of the First Charter, MHC provide that the mutual holding company shall indemnify its officers, directors and employees to the fullest extent permitted by the rules and regulations of the OTS at 12 C.F.R.
(S) 545.121.

     CharterBank and Charter Financial Corp. have each entered into a separate Employment Agreement with Robert L. Johnson. The Agreements each provide for indemnification to be provided to Mr. Johnson to the fullest extent permitted under federal law. CharterBank is also a party to Change of Control Agreements with certain officers of CharterBank which provide for indemnification for attorneys' fees in some instances. These Change of Control Agreements are guaranteed by Charter Financial Corp.


Item 15.  Recent Sales of Unregistered Securities.

          Not Applicable.

Item 16.  Exhibits and Financial Statement Schedules.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)  List of Exhibits.

     1.1 Engagement Letter dated March 1, 2001, between CharterBank and Sandler O'Neill & Partners, L.P.*
     1.2 Form of Agency Agreement, between CharterBank and Sandler O'Neill & Partners, L.P.*

     2.1 CharterBank Amended Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance****

     3.1  Federal Stock Charter of Charter Financial Corp.*
     3.2  Bylaws of Charter Financial Corp.*
     3.3  Federal Stock Charter of CharterBank**
     3.4  Bylaws of CharterBank*
     3.5  Federal Stock Charter of First Charter, MHC*
     3.6  Bylaws of First Charter, MHC*
     4.1  Federal Stock Charter of Charter Financial Corp. (See Exhibit
          3.1)*
     4.2  Bylaws of Charter Financial Corp. (See Exhibit 3.2)*
     4.3  Form of Stock Certificate of Charter Financial Corp.*
     5.1 Opinion of Thacher Proffitt & Wood regarding legality of securities to be registered**

     8.1  Opinion of Thacher Proffitt & Wood regarding federal tax matters

     8.2 Opinion of Alston & Bird regarding Georgia state and local tax matters**
     8.3 Opinion of Alston & Bird regarding Alabama state and local tax matters**
     8.4  Letter from RP Financial, LC. regarding subscription rights*
     10.1 Form of Employee Stock Ownership Plan of Charter Financial Corp.*
     10.2 Form of Benefit Restoration Plan of Charter Financial Corp.*
     10.3 Form of Employment Agreement by and among Robert L. Johnson and Charter Financial Corp.**
     10.4 Form of One Year Change in Control Agreement by and among certain officers, Charter Financial Corp. and CharterBank**
     10.5 Form of Two Year Change in Control Agreement by and among certain officers, Charter Financial Corp. and CharterBank**
     10.6 Form of Charter Financial Corp. 2001 Recognition and Retention
          Plan**
     10.7 Form of Charter Financial Corp. 2001 Stock Option Plan**
     21.1 Form of Subsidiaries of the Registrant*

     23.1 Consent of Thacher Proffitt & Wood (included in Exhibits 5.1** and 8.1 to this Registration Statement)
     23.2 Consent of KPMG LLP****
     23.3 Consent of RP Financial, LC.****

     23.4 Consent of Alston & Bird (included in Exhibits 8.2 and 8.3 to this Registration Statement)**
     24.1 Powers of Attorney (included in Signature Page of this Registration Statement)*
     99.1 Appraisal Report of RP Financial, LC. (Tables filed in paper format only)**
     99.2 Updated Appraisal Report of RP Financial, LC. (Tables filed in paper format only)**

     99.3 Updated Appraisal Report of RP Financial, LC. (Tables filed in paper format only)****

     99.4 Form of marketing materials to be used in connection with the offering***

-----------
*Previously filed with the initial filing of the Registration Statement on Form S-1 on March 27, 2001.

**Previously filed with Amendment No. 1 to the Registration Statement on Form
  S-1 on May 18, 2001.

***Previously filed with Amendment No. 2 to the Registration Statement on Form
   S-1 on July 30, 2001.

****Previously filed with Amendment No. 3 to the Registration Statement on Form
    S-1 on August 10, 2001.


(b)  Financial Statement Schedules.

     All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Reorganization.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia on August 10, 2001.


                                    Charter Financial Corp.

                                    /s/ Robert L. Johnson
                                    --------------------------------------
                                    By: Robert L. Johnson
                                    President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

         Name                         Title                      Date
         ----                         -----                      ----

*                       Chairman of the Board               August 10, 2001

----------------------
John W. Johnson, Jr.

* President, Chief Executive Officer August 10, 2001 ---------------------- and Director (principal executive
Robert L. Johnson       officer

*                       Director                            August 10, 2001
----------------------
David Z. Cauble, III

*                       Director                            August 10, 2001
----------------------
Jane W. Darden

*                       Director                            August 10, 2001
----------------------
William B. Hudson

*                       Director                            August 10, 2001
----------------------
Thomas M. Lane

*                       Director                            August 10, 2001
----------------------
R. Terry Taunton

*                       Chief Financial Officer, Vice       August 10, 2001
----------------------  President and Treasurer (principal
Curtis R. Kollar        accounting officer)


*/s/ Robert L. Johnson as attorney-in-fact by power of attorney dated March 22, 2001, as filed on March 27, 2001.